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                                  NEWS RELEASE


                                                   Scott E. Willkomm
                                                   Scottish Re Group Limited
                                                   (441) 298-4364
                                                   scott.willkomm@scottishre.com


For immediate release/March 17, 2005

                            Scottish Re Group Limited
                     Delays Filing of its 2004 Annual Report

     HAMILTON, Bermuda -- (BUSINESS WIRE) -- March 17, 2005 -- Scottish Re Group Limited (NYSE:SCT) filed on March 16, 2005 a Form 12b-25 Notification of Late Filing with the Securities and Exchange Commission, notifying the SEC that the Company is delaying filing of its Annual Report on Form 10-K for the period ended December 31, 2004. The Company expects to file the Form 10-K well in advance of the 15-day deadline provided under SEC Rule 12b-25.

     Due to a combination of factors relating to delays in the exchange of relevant information between the Company's registered public accounting firm and the Company and the registered public accounting firm's need to perform additional internal procedures regarding the Company's determination of a material weakness in its UK subsidiary, the Company's registered public accounting firm has not had sufficient time to complete their audit of the Company's financial statements and the audit of internal control over financial reporting.

     The Company does not anticipate any significant change in the results of operations for the quarter and fiscal year ended December 31, 2004 from that reported in its earnings press release on February 17, 2005.

     Scottish Re Group Limited is a global life reinsurance specialist. Scottish Re Group Limited has operating companies in Bermuda, Charlotte, North Carolina, Dublin, Ireland, Grand Cayman, and Windsor, England. Its flagship operating subsidiaries include Scottish Annuity & Life Insurance Company (Cayman) Ltd. and


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Scottish Re (U.S.), Inc., which are rated A- (excellent) by A.M. Best, A
(strong) by Fitch Ratings, A3 (good) by Moody's and A- (strong) by Standard & Poor's, Scottish Re Limited, which is rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings and A- (strong) by Standard & Poor's and Scottish Re Life Corporation, which is rated A- (excellent) by A.M. Best. Additional information about Scottish Re Group Limited can be obtained from its Web site, http://www.scottishre.com/.


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